EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Fourth Quarter and 2009 Results

•	19% Year-Over-Year and Sequential Q4 Bookings Growth Reflects Stabilized Demand in Select Markets

•	Records Non-Cash $39.8 Million Reserve Related to 5-year Asbestos Indemnity Claim Estimates

•	Operating Results in Line with Guidance Range, Excluding Impact of Asbestos Charges

Burlington, MA – February 24, 2010 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the fourth quarter and full year ended December 31, 2009. Beginning in the fourth quarter of 2009, the Company is reporting its Aerospace business as a separate operating segment to better reflect the way management now makes operating decisions and manages the growth and profitability of the business.

Management Comments on Fourth Quarter Results

“We continued to execute well in a difficult market environment in the final quarter of 2009 and met our guidance for both revenue and adjusted earnings per share, excluding a non-cash pretax asbestos charge of $39.8 million to establish a five-year reserve for future asbestos claims and other fourth quarter asbestos charges,” said Chairman and Chief Executive Officer Bill Higgins.

“Company-wide fourth-quarter bookings were up 19% both year-over-year and sequentially, reflecting what we believe are signs of stability in certain of our end-markets,” said Higgins. “Our Energy group delivered strong year-over-year and sequential bookings growth in long-cycle international projects business. We continued to experience a significant year-over-year decrease in short-cycle bookings due to the decline in rig counts but experienced some stabilization as short-cycle bookings increased over the third quarter of 2009. Within our Aerospace group, we experienced lower year-over-year and sequential bookings due to softness in commercial aerospace and the timing of lumpy military-related orders. At Flow Technologies, strong year-over-year and sequential bookings were due to navy and semiconductor end-market strength, offset by continued weakness within our industrial end-markets.”

“Our commitment to improving our operations through Lean, global sourcing and aggressive cost controls resulted in improvements in adjusted operating income margin on a sequential basis at both our Aerospace and Flow Technologies groups,” Higgins continued. “We are optimistic that cost-reduction measures we took in the fourth quarter to improve margins within the Energy group, including the consolidation of multiple facilities in Oklahoma as well as the transfer of most of our short cycle machining to China, will improve the group’s future margin performance.”

Consolidated Results Fourth Quarter 2009

Revenues for the fourth quarter of 2009 were $158.1 million, a 22% decrease from $202.0 million reported in the fourth quarter of 2008. The Company recorded a net loss of $20.7 million, or $1.22 per share, in the fourth quarter of 2009, compared with a net loss of $110.1 million, or $6.52 per share, in the corresponding quarter of 2008.

Fourth-quarter 2009 net income includes $40.4 million of pretax asbestos charges (consisting of an estimated five-year future asbestos indemnity claim reserve of $39.8 million and $0.6 million of other asbestos charges) and a $0.5 million non-cash intangible trade name impairment charge related to product trade names recorded as a special charge. Fourth-quarter 2008 net income includes $1.4 million in pre-tax asbestos charges and a pre-tax, non-cash goodwill and intangible impairment charge of $141.3 million recorded as a special charge.

On an adjusted basis, excluding the after-tax effect of special charges in both periods mentioned above, the net loss would have been $20.4 million, or $1.20 per diluted share, compared with net income of $19.0 million, or $1.12 per diluted share, for the fourth quarter of fiscal 2008. Excluding the after-tax effect of the special charges and the non-cash five-year asbestos reserve estimate, adjusted net income would have been $5.5 million, or $0.32 per diluted share, for the fourth quarter of 2009.

Consolidated Results Full Year 2009

Revenues for the full year ended December 31, 2009 decreased 19% to $642.6 million compared with $793.8 million for full year 2008. In full year 2009, the Company reported net income of $5.9 million, or $0.34 per diluted share, compared to a net loss of $59.0 million, or $3.51 per share, in 2008. Full year 2009 net income includes pre-tax special recoveries of $1.2 million, which include a pre-tax gain of $1.7 million related to proceeds from the sale of land use rights and a benefit related to an acquisition completed earlier in the year, partially offset by the $0.5 million non-cash trade name impairment charge. Full year 2008 results include pre-tax special charges of $141.5 million, primarily related to goodwill and trade name impairment charges.

Excluding the after-tax effect of the special charges as well as the estimated five-year future asbestos indemnity claim reserve in the fourth quarter, but including other cash asbestos charges, adjusted net income for full year 2009 would have been $30.9 million, or $1.80 per diluted share.

Consolidated Orders and Free Cash Flow

The Company received orders totaling $170.9 million during the fourth quarter of 2009, up 19% year-over-year and sequentially. The Company believes the year-over-year and sequential increase in order activity reflects stabilizing market conditions. Orders for full year 2009 totaled $605.7 million and backlog totaled $316.7 million, compared with $742.3 million and $342.7 million, respectively, in 2008.

During the fourth quarter of 2009, the Company generated $11.8 million of free cash flow, defined as net cash from operating activities, less capital expenditures and dividends paid, compared with $23.2 million in the fourth quarter of 2008. For full year 2009, the Company had free cash flow of $33.0 million compared with $47.3 million in 2008. The decline in free cash flow from 2008 largely resulted from the lower operating profit, partially offset by working capital improvements and a decrease in capital spending.

Energy

CIRCOR’s Energy segment revenues decreased by 39% to $66.1 million for the fourth quarter of 2009, from $107.5 million in the fourth quarter of 2008. The year-over-year decrease included volume declines of 48%, slightly offset by growth from acquisitions of 6% and favorable foreign currency adjustments of 4%.

Incoming orders for the fourth quarter of 2009 were $78.2 million, an increase of 62% from $48.3 million in the fourth quarter of 2008, and a 42% increase from $55.1 million in the third quarter of 2009. The significant year-over-year increase was primarily the result of several large international project orders booked in the fourth quarter of 2009 as well as the lack of any large international project orders booked in the fourth quarter of 2008. Ending backlog totaled $133.3 million, a 23% decrease compared with $172.9 million at the end of the fourth quarter of 2008, and a 17% increase sequentially.

The Energy segment adjusted operating margin, which excludes the impact of special charges, was 3.0% during the fourth quarter of 2009 compared to 20.1% for the fourth quarter of 2008. Fourth quarter 2009 margins were negatively impacted by organic revenue declines across the segment, the associated lost operating leverage, unfavorable pricing in large international projects and costs to reduce the segment’s workforce plus facility relocation expenses. These were partially offset by lower commissions and increased productivity.

Aerospace

CIRCOR’s Aerospace segment revenues increased by 4% to $28.5 million for the fourth quarter of 2009, from $27.5 million in the fourth quarter of 2008. Growth through acquisitions of 13% and favorable foreign currency adjustments of 3%, offset organic growth decline of 12%.

Incoming orders for the fourth quarter of 2009 were $23.7 million, a decrease of 45% from $43.1 million in the fourth quarter of 2008, and a 17% decrease from $28.6 million in the third quarter of 2009. The year-over-year decrease was due to order timing in military-related projects and ongoing softness in the commercial OEM business. Ending backlog totaled $115.3 million, a 13% increase compared with $102.0 million at the end of the fourth quarter of 2008, and a 4% decrease sequentially.

The Aerospace segment’s adjusted operating margin, which excludes the impact of special charges, was flat year-over-year at 14.7% during the fourth quarter of 2009. Fourth quarter 2009 margins benefited from improved pricing as well as lean and sourcing productivity gains, offset primarily by reduced volume and associated leverage as well the dilutive impact of acquisitions.

Flow Technologies

CIRCOR’s Flow Technologies segment revenues decreased 5% to $63.5 million from $67.0 million in the fourth quarter of 2008. Favorable foreign exchange adjustments of 4% were more than offset by volume declines of 10%. Incoming orders for this segment were $69.0 million for the fourth quarter of 2009, an increase of 33% from the fourth quarter of 2008 and an increase of 15% from the third quarter of 2009. Ending backlog was $68.0 million, approximately flat from the fourth quarter of fiscal 2008 and a 7% increase from the third quarter of fiscal 2009.

This segment’s adjusted operating margin, which excludes the impact of special and asbestos charges, for the fourth quarter of 2009 was 11.7% compared with 9.7% in the fourth quarter of 2008. The year-over-year increase was the result of improved productivity from lean, sourcing and facility consolidations, as well as ongoing cost control programs.

Business and Financial Outlook

“Although we began to see some market stability in the fourth quarter, especially at our Flow Technologies and Energy Groups, we continue to have limited visibility,” said Higgins. “In Energy, the short-cycle business improved slightly in the fourth quarter as rig counts have strengthened and we expect distributors to work through inventory destocking within the first quarter. Quoting activity continues on large international product orders, although pricing pressure continues to challenge margins. We believe industrial end markets in Flow Technologies bottomed in the second quarter of 2009 and on balance we expect them to remain stable through the first half of 2010. We expect the commercial aerospace business will likely remain soft while the military aerospace market should continue to benefit from prior orders.”

“The quality of earnings initiatives CIRCOR implemented in 2009 have enabled the company to enter 2010 a much leaner and stronger organization,” Higgins said. “Overall headcount is down 21% year over year, excluding acquisitions, and we have taken significant costs out of our businesses. We are confident that our lower cost structure, which is more closely aligned with near-term demand, will enable us to deliver significant profitability improvement when sales volumes rebound to more normalized levels. Our balance sheet remains strong and our ability to generate strong cash flow will enable us to complement organic growth with strategic acquisitions in 2010.”

The Company currently expects revenues for the first quarter of 2010 in the range of $148 million to $154 million and earnings, excluding special charges, to be in the range of $0.10 to $0.15 per diluted share.

“We anticipate that the sequential decline in revenues compared with the 2009 fourth-quarter will impact all of our segments, and that consolidated first quarter 2010 adjusted operating margins will be in line with the 2009 fourth quarter. As we work our way through the remainder of 2010, we expect to have sequential improvements in adjusted operating margins,” concluded Higgins.

Conference Call Information

CIRCOR’s Chief Executive Officer, Bill Higgins, and Chief Financial Officer, Fred Burditt, will host a conference call live on Thursday, February 25, 2010 at 9:00 a.m. ET to discuss the financial results. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investor Relations” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve both known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to the Company’s commitment to improving operations through Lean, global sourcing and aggressive cost controls; efforts to improve the Energy group’s future margin performance; expectations regarding distributors working through inventory destocking in the first quarter; pricing for large international orders; expectations for industrial end markets in Flow Technologies to remain stable on balance through the first half of 2010; the commercial aerospace business to likely remain soft; the military aerospace market to continue to benefit from prior orders; the ability to deliver significant profitability improvement when sales volumes rebound to more normalized levels; the ability to generate strong cash flow and complement organic growth with acquisitions in 2010; and the Company’s revenue and EPS guidance, excluding special charges, for the first quarter of 2010. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

Net revenues	$158,113	$201,956	$642,622	$793,816
Cost of revenues	109,920	138,766	448,043	541,519

GROSS PROFIT	48,193	63,190	194,579	252,297
Selling, general and administrative expenses	39,855	37,118	137,982	143,157
Asbestos charges, net	40,397	1,417	54,079	8,311
Special charges (recoveries)	485	141,297	(1,193)	141,457

OPERATING (LOSS) INCOME	(32,544)	(116,642)	3,711	(40,628)

Other (income) expense:
Interest expense (income), net	602	(120)	1,068	(180)
Other expense (income), net	967	(390)	(441)	270

Total other expense (income)	1,569	(510)	627	90

(LOSS) INCOME BEFORE INCOME TAXES	(34,113)	(116,132)	3,084	(40,718)
Benefit (Provision) for income taxes	13,386	6,024	2,786	(18,297)

NET (LOSS) INCOME	$(20,727)	$(110,108)	$5,870	$(59,015)

(Loss) Earnings per common share:
Basic	$(1.22)	$(6.52)	$0.35	$(3.51)
Diluted	$(1.22)	$(6.52)	$0.34	$(3.51)

Weighted average common shares outstanding:
Basic	17,033	16,897	17,008	16,817
Diluted	17,033	16,897	17,111	16,817

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Twelve Months Ended
	December 31, 2009	December 31, 2008

OPERATING ACTIVITIES
Net income (loss)	$5,870	$(59,015)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	13,307	11,548
Amortization	3,034	2,625
Goodwill and intangible impairment charges	485	141,297
Provision for future asbestos claims	39,800	—
Compensation expense of stock-based plans	2,717	3,632
Tax effect of share based compensation	493	(2,242)
Deferred income taxes (benefit)	(18,237)	(15,757)
(Gain) loss on disposal of property, plant and equipment	(91)	231
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	35,936	(10,068)
Inventories	49,157	(8,965)
Prepaid expenses and other assets	509	329
Accounts payable, accrued expenses and other liabilities	(86,428)	1,203

Net cash provided by operating activities	46,552	64,818

INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,032)	(14,972)
Proceeds from disposal of property, plant and equipment	485	186
Proceeds from the sale of assets held for sale		311
Purchase of investments	(300,431)	(254,965)
Proceeds from sale of investments	315,917	227,783
Business acquisitions, net of cash acquired	(37,516)	(7,263)

Net cash used in investing activities	(32,577)	(48,920)

FINANCING ACTIVITIES
Proceeds from long-term debt	60,051	124,521
Payments of long-term debt	(73,336)	(133,701)
Debt issuance costs	(1,935)	—
Dividends paid	(2,568)	(2,523)
Proceeds from the exercise of stock options	240	2,392
Tax effect of share based compensation	(493)	2,242

Net cash used in financing activities	(18,041)	(7,069)

Effect of exchange rate changes on cash and cash equivalents	2,943	3,982

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,123)	12,811
Cash and cash equivalents at beginning of year	47,473	34,662

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46,350	$47,473

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$46,350	$47,473
Short-term investments	21,498	34,872
Trade accounts receivable, less allowance for doubtful accounts of $ 1,992 and $1,968, respectively	115,260	134,731
Inventories	145,031	183,291
Income taxes refundable	726	—
Prepaid expenses and other current assets	4,195	3,825
Deferred income tax asset	15,847	12,396
Insurance receivables	4,614	6,081
Assets held for sale	1,167	1,015

Total Current Assets	354,688	423,684

Property, Plant and Equipment, net	95,167	82,843

Other Assets:
Goodwill	47,893	32,092
Intangibles, net	55,238	42,123
Non-current insurance receivable	—	4,684
Deferred income tax asset	5,676	—
Other assets	3,391	2,597

Total Assets	$562,053	$588,023

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$57,239	$94,421
Accrued expenses and other current liabilities	46,736	69,948
Accrued compensation and benefits	18,617	22,604
Asbestos liability	12,476	9,310
Income taxes payable	—	9,873
Notes payable and current portion of long-term debt	5,914	622

Total Current Liabilities	140,982	206,778

Long-Term Debt, net of current portion	1,565	12,528
Deferred Income Taxes	—	3,496
Long-Term Asbestos Liability	47,785	9,935
Other Non-Current Liabilities	21,313	21,664
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,991,365 and 16,898,497 issued and outstanding, respectively	170	169
Additional paid-in capital	249,960	247,196
Retained earnings	86,408	83,106
Accumulated other comprehensive income	13,870	3,151

Total Shareholders’ Equity	350,408	333,622

Total Liabilities and Shareholders' Equity	$562,053	$588,023

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008

ORDERS
Energy	$78,169	$48,349	$251,978	$333,775

Aerospace	23,714	43,055	114,830	124,125

Flow Technologies	69,009	51,677	238,867	284,368

Total orders	$170,892	$143,081	$605,675	$742,268

	December 31, 2009	December 31, 2008
BACKLOG
Energy	$133,323	$172,914

Aerospace	115,321	101,953

Flow Technologies	68,013	67,834

Total backlog	$316,657	$342,701

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

NET REVENUES

Energy	$88,125	$107,738	$112,382	$107,457	$415,702	$89,307	$76,814	$61,185	$66,113	$293,419
Aerospace	24,357	27,466	26,535	27,522	105,880	28,344	30,243	26,234	28,506	113,327
Flow Technologies	64,093	71,401	69,763	66,977	272,234	57,996	57,478	56,908	63,494	235,876

Total	176,575	206,605	208,680	201,956	793,816	175,647	164,535	144,327	158,113	642,622

ADJUSTED OPERATING MARGIN

Energy (excl. special charges)	16.2%	20.4%	23.2%	20.1%	20.2%	18.1%	12.3%	10.9%	3.0%	11.7%
Aerospace (excl. special charges)	15.8%	16.6%	16.8%	14.7%	15.9%	15.4%	16.2%	13.2%	14.7%	14.9%
Flow Technologies (excl. special & asbestos charges)	11.3%	11.1%	10.5%	9.7%	10.7%	11.6%	9.5%	10.9%	11.7%	11.0%
Segment operating income (excl. special & asbestos charges)	14.4%	16.6%	18.1%	15.9%	16.3%	15.5%	12.1%	11.3%	8.6%	12.0%
Corporate expenses (excl. special & asbestos charges)	-2.6%	-2.4%	-2.4%	-3.0%	-2.6%	-3.1%	-3.4%	-3.0%	-3.3%	-3.2%
Adjusted Operating Income	11.7%	14.3%	15.7%	12.9%	13.7%	12.5%	8.7%	8.4%	5.3%	8.8%
Asbestos charges (attributable to Flow Technologies)	-0.6%	-1.0%	-1.8%	-0.7%	-1.0%	-4.7%	-2.1%	-1.4%	-25.5%	-8.4%
Special (charges) recoveries	-0.1%	0.0%	0.0%	-70.0%	-17.8%	0.6%	0.0%	0.4%	-0.3%	0.2%
Total operating margin	11.0%	13.3%	13.9%	-57.8%	-5.1%	8.4%	6.6%	7.4%	-20.6%	0.6%

ADJUSTED OPERATING INCOME

Energy (excl. special charges)	14,303	21,938	26,023	21,556	83,820	16,169	9,461	6,696	1,966	34,292
Aerospace (excl. special charges)	3,837	4,547	4,458	4,038	16,880	4,372	4,905	3,461	4,195	16,933
Flow Technologies (excl. special & asbestos charges)	7,232	7,904	7,345	6,520	29,001	6,744	5,484	6,197	7,444	25,869

Segment operating income (excl. special & asbestos charges)	25,372	34,389	37,826	32,114	129,701	27,285	19,850	16,354	13,605	77,094
Corporate expenses (excl. special & asbestos charges)	(4,628)	(4,890)	(5,001)	(6,042)	(20,561)	(5,365)	(5,589)	(4,276)	(5,267)	(20,497)

Adjusted Operating Income	20,744	29,499	32,825	26,072	109,140	21,920	14,261	12,078	8,338	56,597

Asbestos charges (attributable to Flow Technologies)	(1,075)	(2,009)	(3,810)	(1,417)	(8,311)	(8,263)	(3,442)	(1,977)	(40,397)	(54,079)
Special (charges) recoveries	(160)	—	—	(141,297)	(141,457)	1,135	—	543	(485)	1,193

Total operating income	19,509	27,490	29,015	(116,642)	(40,628)	14,792	10,819	10,644	(32,544)	3,711

INTEREST (EXPENSE) INCOME, NET	(145)	23	182	120	180	(32)	(41)	(394)	(602)	(1,069)
OTHER (EXPENSE) INCOME, NET	(401)	(248)	(11)	390	(270)	183	267	959	(967)	442

PRETAX INCOME (LOSS)	18,963	27,265	29,186	(116,132)	(40,718)	14,943	11,045	11,209	(34,113)	3,084
(PROVISION) BENEFIT FOR INCOME TAXES	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	13,386	2,786

EFFECTIVE TAX RATE	32.0%	32.4%	32.3%	5.2%	-44.9%	30.0%	30.0%	25.0%	39.2%	-90.3%
NET (LOSS) INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$(20,727)	$5,870

Weighted Average Common Shares Outstanding (Diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,116	17,033	17,111

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$0.49	$(1.22)	$0.34

EBIT	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$11,603	$(33,511)	$4,153
Depreciation	2,874	2,977	3,001	2,696	11,548	2,839	3,245	3,536	3,687	13,307
Amortization of intangibles	656	676	680	613	2,625	622	627	707	1,078	3,034

EBITDA	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$15,846	$(28,746)	$20,494

EBITDA AS A PERCENT OF SALES	12.8%	15.0%	15.7%	-55.9%	-3.4%	10.5%	9.1%	11.0%	-18.2%	3.2%

CAPITAL EXPENDITURES	$2,851	$3,433	$3,878	$4,810	$14,972	$2,576	$1,925	$1,605	$4,926	$11,032

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,366)	$31,536	$(2,062)	$23,216	$47,324	$(7,928)	$17,882	$11,241	$11,757	$32,952
ADD: Capital expenditures	2,851	3,433	3,878	4,810	14,972	2,576	1,925	1,605	4,926	11,032
Dividends paid	626	631	631	634	2,522	657	637	636	638	2,568

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,889)	$35,600	$2,447	$28,660	$64,818	$(4,695)	$20,444	$13,482	$17,321	$46,552

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(21,709)	$(46,796)	$(42,029)	$(69,195)	$(69,195)	$(49,519)	$(69,331)	$(77,081)	$(60,369)	$(60,369)
ADD:
Cash & cash equivalents	42,690	38,835	35,177	47,473	47,473	36,113	33,038	83,708	46,350	46,350
Investments	4,036	31,590	29,376	34,872	34,872	36,991	48,344	3,023	21,498	21,498

TOTAL DEBT	$25,017	$23,629	$22,524	$13,150	$13,150	$23,585	$12,051	$9,650	$7,479	$7,479

DEBT AS % OF EQUITY	6%	5%	5%	4%	4%	7%	3%	3%	2%	2%

TOTAL DEBT	25,017	23,629	22,524	13,150	13,150	23,585	12,051	9,650	7,479	7,479

TOTAL SHAREHOLDERS' EQUITY	446,379	465,958	470,888	333,622	333,622	341,860	357,596	371,728	350,408	350,408

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$11,603	$(33,511)	$4,153
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(394)	(602)	(1,069)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	13,386	2,786

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$(20,727)	$5,870

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$15,846	$(28,746)	$20,494
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(394)	(602)	(1,069)
Depreciation	(2,874)	(2,977)	(3,001)	(2,696)	(11,548)	(2,839)	(3,245)	(3,536)	(3,687)	(13,307)
Amortization	(656)	(676)	(680)	(613)	(2,625)	(622)	(627)	(707)	(1,078)	(3,034)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	13,386	2,786

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$(20,727)	$5,870

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES, NET OF TAX
	$13,004	$18,425	$19,773	$19,026	$70,228	$9,666	$7,732	$8,000	$(20,432)	$4,965
LESS:
Special (charges) recoveries, net of tax	(109)	—	—	(129,134)	(129,243)	794	—	405	(295)	905

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$(20,727)	$5,870

ADJUSTED WEIGHTED AVERAGE SHARES
	16,872	17,053	17,068	17,010	17,005	17,014	17,066	17,116	17,140	17,111
Adjustment for anti-dilutive conversion of shares	—	—	—	113	188	—	—	—	107	—

Weighted average common shares outstanding (diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,116	17,033	17,111

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES, NET OF TAX
	$0.77	$1.08	$1.16	$1.12	$4.13	$0.57	$0.45	$0.47	$(1.20)	$0.29
LESS: Special (charges) recoveries, net of tax impact on EPS	$(0.01)	$—	$—	$(7.64)	$(7.64)	$0.05	$—	$0.02	$(0.02)	$0.05

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$0.49	$(1.22)	$0.34

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES & Q4 2009 5 YEAR FUTURE ASBESTOS CLAIM LIABILITY, NET OF TAX									$5,458	$30,855
LESS:
Special (charges) recoveries, net of tax									(295)	905
5 year future asbestos claim liability									(25,890)	(25,890)
NET INCOME									$(20,727)	$5,870

ADJUSTED EARNINGS PER SHARE, EXCLUDING SPECIAL CHARGES & Q4 2009 5 YEAR FUTURE ASBESTOS CLAIM LIABILITY, NET OF TAX									$0.32	$1.80
LESS:
Special (charges) recoveries, net of tax impact on EPS	$(0.01)	$—	$—	$(7.64)	$(7.64)	$0.05	$—	$0.02	$(0.02)	$0.05
LESS:
5 year future asbestos claim liability									$(1.52)	$(1.51)

EARNINGS PER COMMON SHARE (Diluted)									$(1.22)	$0.34

CIRCOR INTERNATIONAL, INC

Leslie Controls Asbestos Items

(in thousands, except case information)

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD

Quarterly Case Rollforward

Beginning open cases	707	756	846	972	707	968	1,103	1,158	1,143	968
Cases filed	138	168	267	115	688	222	203	131	131	687
Cases resolved and dismissed	(89)	(78)	(141)	(119)	(427)	(87)	(148)	(146)	(170)	(551)

Ending open cases	756	846	972	968	968	1,103	1,158	1,143	1,104	1,104

Ending open mesothelioma cases	374	413	474	502	502	578	584	612	597	597

Income Statement Amounts

Indemnity costs accrued (filed cases)	$1,283	$2,576	$3,182	$275	$7,316	$4,602	$2,109	$1,140	$10	$7,861
5 year future indemnity costs accrued	—	—	—	—	—	—	—	—	39,800	39,800
Adverse verdict costs (verdicts appealed)	—	90	316	98	504	90	97	95	(1,308)	(1,026)
Defense costs incurred	2,426	2,729	2,650	2,353	10,158	3,166	3,275	3,009	2,862	12,312
AR adj - insurance exhaustion					—	2,069	—	—	—	2,069
Insurance recoveries accrued	(2,633)	(3,386)	(2,339)	(1,309)	(9,667)	(1,664)	(2,039)	(2,268)	(966)	(6,937)

Net pre-tax asbestos expense	1,076	2,009	3,809	1,417	8,311	8,263	3,442	1,976	40,398	54,079

Balance Sheet Amounts

Existing claim indemnity liability	$13,366	$14,914	$17,569	$16,661		$20,781	$19,849	$20,060	$17,916
Future claim indemnity liability	—	—	—	—		—	—	—	39,800
Incurred defense cost liability	3,734	3,583	2,216	2,584		4,212	5,169	3,615	2,544
Insurance recoveries asset	(12,145)	(12,760)	(11,367)	(10,765)		(9,088)	(7,426)	(6,485)	(4,614)

Net asbestos liability	$4,955	$5,737	$8,418	$8,480		$15,905	$17,592	$17,190	$55,646